Exhibit 5.1

ONE FEDERAL PLACE 1819 FIFTH AVENUE NORTH BIRMINGHAM, AL 35203-2104 205.521.8000 FAX 205.521.8800 WWW.BRADLEYARANT.COM

January 16, 2007

A.G. Edwards & Sons, Inc.

One North Jefferson Avenue

St. Louis, Missouri 63103

Re: Alabama Gas Corporation

Ladies and Gentlemen:

We have served as counsel to Alabama Gas Corporation, an Alabama corporation (herein called the “Company”), in connection with the offering and sale by the Company of $45,000,000 principal amount of the Company’s 5.90% Notes due January 15, 2037 (the “Notes”), pursuant to that certain Underwriting Agreement dated January 10, 2007 (herein called the “Underwriting Agreement”) between you (herein called the “Underwriter”) and the Company. As such we are familiar with the terms and provisions of the Underwriting Agreement and that certain Indenture (as supplemented and amended as of the date hereof, and including the terms of the Notes set forth in the Officers’ Certificate dated the date hereof pursuant to Section 301 thereof, herein called the “Indenture”) dated as of November 1, 1993 by the Company to The Bank of New York Trust Company, N.A. (as successor to NationsBank of Georgia, National Association), as trustee (herein called the “Trustee”). This opinion is rendered to you pursuant to paragraph (c) of Section 6 of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the terms ascribed to them in the Underwriting Agreement.

In connection with our representation of the Company in the offering and sale of the Notes, and in order to render this opinion, we have examined, inter alia:

(a) Certified or other copies identified to our satisfaction of such proceedings and other documents as relate to the offering and sale of the Notes by the Company and as they relate to the authorization on behalf of the Company of (i) the execution and delivery of the Indenture, (ii) the execution and delivery of the Underwriting Agreement, (iii) the execution and filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (herein called the “1933 Act”), with the Securities and Exchange Commission (the “Commission”) on December 8, 2004 (Registration No. 333-121077) (including the documents incorporated by reference therein, the “Registration Statement”), (iv) the execution and delivery of an Officers’ Certificate dated the date hereof by the Company pursuant to Section 301 of the Indenture (v) the distribution and circulation of a Preliminary Prospectus Supplement and the Prospectus and (vi) the final term sheet prepared and filed under Rule 433(d) under the 1933 Act with the Commission on January 10, 2007 (the Term Sheet”);

(b) Executed copies or counterparts of the Underwriting Agreement, the Indenture, the Registration Statement and the Notes;

BIRMINGHAM            CHARLOTTE            HUNTSVILLE             JACKSON            MONTGOMERY            WASHINGTON DC

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(c) Certain originals or copies of records of the Company;

(d) Certificates of the officers of the Company and public officials, copies of which have been furnished to you; and

(e) Such other records, agreements, instruments and documents as we have deemed relevant and necessary or appropriate as a basis for the opinions hereinafter expressed.

In so acting, we have examined and relied upon the accuracy of original, certified, conformed, photostatic or telecopied copies of such instruments, documents, certificates, agreements and records as we have deemed necessary or appropriate to enable us to render the opinion set forth herein. In all such examinations, we have assumed the genuineness of signatures on original documents, and the conformity to such original documents of all copies submitted to us as certified, conformed, photostatic or telecopied copies, and as to certificates, telegraphic and telephonic confirmations given by public officials and agencies, we have assumed the same to have been properly given and to be accurate. As to various questions of fact material to our opinion, we have relied upon certificates from officers of the Company.

Based upon the foregoing and subject to the qualifications and limitations herein expressed, we are of the opinion that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus and to execute and deliver, and perform its obligations under, the Underwriting Agreement, the Indenture and the Notes; and the Company is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other state or jurisdiction, except where the failure to be so qualified would not have a material adverse effect on the Company;

(ii) to our knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Time of Sale Information and the Prospectus;

(iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(iv) the Notes have been duly authorized, executed, issued and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable

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against the Company in accordance with their terms, except as may be limited by the Exceptions, and are entitled to the benefits of the Indenture; and the Notes conform to the description thereof in the Time of Sale Information and the Prospectus;

(v) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by the Exceptions; the Indenture conforms to the description thereof in the Time of Sale Information and the Prospectus; and the Indenture has been duly qualified under the 1939 Act;

(vi) the issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and the Underwriting Agreement and the consummation of the transactions contemplated by the Notes, the Indenture and the Underwriting Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us and to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Organizational Documents or any statute, rule, regulation or other law, or any order or judgment known to us, of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

(vii) the Alabama Commission Order is in full force and effect and is sufficient to permit the Company to enter into and perform the transactions contemplated by the Underwriting Agreement, the Notes and the Indenture, and no other consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Underwriting Agreement and the Indenture, except such as have been obtained under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws in connection with the Underwriter’s purchase and distribution of the Notes;

(viii) the Registration Statement, as of the Effective Date, and the Preliminary Prospectus and the Prospectus, as of the date each was filed with the Commission pursuant to Rule 424(b) under the 1933 Act (except in each case as to the financial statements and other financial and statistical data contained or incorporated by reference therein as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1939 Act and the respective rules and regulations of the Commission

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thereunder; each document incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information as originally filed pursuant to the 1934 Act (except the financial statements and other financial and statistical data contained or incorporated by reference therein as to which we express no opinion) complied as to form when so filed in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder;

(ix) the Registration Statement has become, and on the Closing Date is, effective under the 1933 Act and, to the best of our knowledge, no proceedings for a stop order or cease and desist order with respect thereto are threatened or pending under Section 8 or Section 8A of the 1933 Act against the Company or relating to the offering of the Notes; and nothing has come to our attention that has caused us to believe that (1) the Registration Statement (except the financial statements and other financial and statistical data contained or incorporated by reference therein as to which we express no opinion), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Information (except as to financial statements and other financial and statistical data contained or incorporated by reference therein as to which we express no opinion), at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except as to financial statements and other financial and statistical data contained or incorporated by reference therein as to which we express no opinion), as of its date or on the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(x) To our knowledge, no franchise, contract or other document required to be described in, or filed as an exhibit to, the Registration Statement or incorporated by reference in the Time of Sale Information or the Prospectus that are not so described or filed or incorporated by reference as required; and the statements included or incorporated by reference in the Time of Sale Information and the Prospectus describing material contracts or agreements relating to the Company fairly summarize such matters.

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of Alabama and, to the extent relevant to the opinions expressed in paragraphs (iv) and (v) above, the laws of the State of New York, and no opinion is being expressed with respect to any matters which may arise under the laws of any other jurisdiction or any effect which such laws may have on the opinions herein set forth. We have, with your consent, relied upon an opinion of even date herewith addressed to you of Pillsbury Winthrop Shaw Pittman LLP, your counsel, as to all

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matters covered in this opinion relating to New York law, including, without limitation, the opinion of such firm as to the enforceability of the Notes and the Indenture under New York law in paragraphs (iv) and (v) above.

This opinion is furnished by us solely for your benefit, and no other person or entity shall be entitled to rely on this opinion without our express prior written consent in each instance. This opinion is limited to matters expressly stated herein as of the date of this opinion, and no other opinions are implied or may be inferred.

We understand that Pillsbury Winthrop Shaw Pittman LLP intends to rely on paragraphs (iii), (iv) and (v) of this opinion with respect to matters arising under Alabama law in their opinion to you of even date herewith pursuant to Section 6(b) of the Underwriting Agreement, and we hereby consent to such reliance.

Yours very truly,

/s/ BRADLEY ARANT ROSE & WHITE LLP